                                AGRAQUEST, INC.

                                      AND

                          DRAGOCO GERBERDING & CO. AG




                               LICENSE AGREEMENT



     Certain confidential information contained throughout this document, marked by "[***]" has been omitted and filed with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406, General Rules and Regulations, Securities Act of 1933.

                               LICENSE AGREEMENT


     THIS LICENSE AGREEMENT, including the exhibits referred to herein and attached hereto (the "Agreement"), effective as of July 1, 2001 (the "Effective Date"), is made and entered into by and between AgraQuest, Inc., a Delaware corporation having a principal place of business located at 1530 Drew Avenue, Davis, California 95616 ("AgraQuest") and Dragoco Gerberding & Co. AG having a principal place of business located at Dragocostrasse, D 36703 Holzminnden, Germany ("Licensee").

                                   RECITALS

     A. WHEREAS AgraQuest owns or has the right to grant licenses under certain patents, patent applications, technology, trade secrets, data, know-how and other intellectual property relating to [***] insect repellant and any derivatives, analogs, or combinations with other repellant materials; and

     B. WHEREAS Licensee desires to obtain from AgraQuest, and AgraQuest is willing to grant to Licensee, a license under such technology and intellectual property for the development and commercialization of certain products and services under the terms and conditions herein.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AgraQuest and Licensee hereby agree as follows:

1.   DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings indicated:

     1.1.    "Confidential Information" shall have the meaning set forth in
Section 10.1 below.

     1.2. "Deductible Expenses" "shall mean the following items of expense actually incurred in connection with Sales of Licensed Products to the extent paid or allowed by Licensee or Sublicensees and included in accordance with recognized principles of accounting (consistently applied) in the gross sales price billed: (a) sales, use or turnover taxes; (b) excise, value added or other taxes, custom duties or consular fees; (c) transportation, freight, and handling charges, and insurance on shipments to customers; (d) trade, cash or quantity discounts or rebates to the extent actually granted; (e) agent fees or commissions; and (f) refunds and credits for any rejected or returned Licensed Products or because of retroactive price reductions, rebates or chargebacks.

     1.3. "Field" shall mean the manufacture, use and sale of insect repellents in toiletries and cosmetics.

     1.4. "Improvements" shall mean the improvements, modifications, or enhancements to the Licensed Patents.

     1.5. "Joint Inventions" means inventions made or conceived jointly by or for employees of AgraQuest and Licensee during the term of this Agreement and which, under principles arising under the patent laws and regulations of the United States governing inventorship, would be found to be jointly

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

invented by AgraQuest and Licensee, and all intellectual property and proprietary rights therein, thereto and thereunder.

     1.6. "Licensed Patents" shall mean those patents, inventors' certificates and patent applications set forth in Exhibit A, together with any renewal, division, continuation, continued prosecution application or continuation-in-part of any of such patents, certificates and applications, any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals of or to any of the foregoing, and any foreign counterparts of any of the foregoing.

     1.7. "Licensed Product" shall mean any material, composition, product, device, or procedure the manufacture, use or sale of which would infringe a Valid Claim in the country of such manufacture, use or sale, but for a license granted hereunder.

     1.8. "Net Revenues" shall mean the combined amounts (whether in cash or in non-cash consideration) received or invoiced by Licensee and Sublicensees, whichever is earlier, from Sales of Licensed Products to third parties, less Deductible Expenses.

     1.9. "Sale" or "Sold" shall mean the sale, transfer, exchange or other disposition of Licensed Products by or for Licensee of a Sublicensee whether by gift or otherwise, including but not by way of limitation, the use of Licensed Products. Any commercial use of a Licensed Product by Licensee or a Sublicensee shall be considered a Sale hereunder for accounting and royalty purposes. Sales of Licensed Products shall be deemed consummated upon the first to occur of:

             (a)  receipt of payment from the purchaser;

             (b) delivery of Licensed Products to the purchaser or a common carrier at the risk of the purchaser;

             (c)  release of Licensed Products from consignment;

             (d)  if deemed sold by use, when first put to such use; or

             (e) if otherwise transferred, exchanged or disposed of whether by gift or otherwise when such transfer, exchange, gift or other disposition occurs

     1.10. "Sublicensee(s)" shall mean any third party to whom Licensee has sublicensed any or all of the rights in, to and under the Licensed Patents licensed to Licensee hereunder.

     1.11. "Sublicense Income" shall mean any proceeds, whether cash or non-cash consideration, received by Licensee in connection with a grant of a sublicense to the Licensed Patents, including without limitation any license fee payments, milestone payments, royalty payments or other cash revenues related to such sublicense grant. For the avoidance of doubt, Sublicense Income does not include amounts received by Sublicensee for Sales of Licensed Products, which shall constitute Net Revenues. In addition, Sublicense Income shall not include amounts received (a) in consideration of equity or dept securities of Licensee (with the exception of equity premiums) or (b) in consideration for the license or sublicense of any intellectual property other than Licensed Patents.

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

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     1.12.  "Valid Claim" shall mean (a) any claim of an issued and unexpired patent within the Licensed Patents which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in an unappealed or unappealable decision, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (b) a claim in a pending patent application within the Licensed Patents.

2.   LICENSES

     2.1. License Grant. Subject to the terms and conditions of this Agreement, AgraQuest hereby grants to Licensee a [***], royalty bearing, exclusive license, including the right to grant sublicenses in accordance with
Section 2.3, under the Licensed Patents to [***] (and to have such rights exercised on Licensee's behalf by third parties).

     2.2. Ownership; Reservation of Rights. Licensee acknowledges and agrees that AgraQuest shall retain ownership of the Licensed Patents, and the Improvements, subject only to the rights and licenses expressly granted herein. Except as expressly provided herein, no right, title, or interest is granted by AgraQuest to Licensee, implied or otherwise, in to or under the Licensed Patents, or the Improvements.

     2.3. Sublicenses. Subject to the terms and conditions of this Agreement, Licensee shall have the right to sublicense any or all of the rights granted to Licensee under Section 2.1; provided that any such sublicense (a) shall be made pursuant to a binding and written agreement which protects AgraQuest's interests and rights in its proprietary information and intellectual property to at least the same extent as this Agreement, (b) shall contain provisions for the benefit of AgraQuest substantially similar in language and scope to Articles 4, 5, 8, 9, 10, and 11, and Sections 2.3, 3.3, 7.3 of this Agreement and (c) shall be of no greater scope than the license granted to Licensee in Section 2.1. Licensee shall provide AgraQuest with a copy of each fully executed sublicense agreement in which Licensee sublicenses any or all of the rights set forth in Section 2.1 which Licensee may enter into during the term of this Agreement.

3.   PAYMENTS AND RELATED OBLIGATIONS

     3.1. Royalty Payments. In consideration for the rights and licenses granted pursuant to Article 2 above, Licensee shall make royalty payments to AgraQuest as follows:

            3.1.1. Licensee shall pay to AgraQuest each calendar quarter running royalties in the amount of [***].

            3.1.2. Licensee shall pay to AgraQuest each calendar quarter running royalties in the amount of [***].

            3.1.3. [***] shall be due or payable because the manufacture, use, offer for sale, sale or import of any Licensed Product is or shall be covered by more than one Valid Claim.

     3.2. Royalty Term. Licensee's obligation to pay royalties to AgraQuest under Section 3.1 shall continue on a Licensed Product by Licensed Product, country by country basis, until the expiration or final determination of invalidity of the last Valid Claim within the Licensed Patents. Notwithstanding the above, Licensee shall be obligated after expiration of the royalty term to pay any royalty amounts that accrued under Section 3.1 prior to such expiration. Licensee acknowledges and agrees that Licensee shall

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

be solely responsible for paying all royalties owed to AgraQuest on account of Net Revenues and Sublicensee Income by any and all Sublicensees.

     3.3. Royalty Reports. Licensee shall deliver to AgraQuest, within [***] days after the end of each calendar quarter in which Licensed Products are Sold, a written report setting forth in reasonable detail (a) the calculation of the royalties payable to AgraQuest for such calendar quarter under Section 3.1, including the number and types of Licensed Products Sold and distributed in each country, gross sales, Net Revenues thereof and Deductible Expenses, and (b) all Sublicensee Income received on a Sublicensee by Sublicensee basis and further organized based on the type of payment (e.g., royalty, license fee, milestone).

     3.4.   Payment Terms.

            3.4.1. Licensee shall pay all royalties due and payable on [***] pursuant to Section 3.1.1 within [***] days after the last day of each quarter in which the applicable Licensed Products are Sold by Licensee or Sublicensees.

            3.4.2. Licensee shall pay all royalties due and payable on Sublicensee Income pursuant to Section 3.1.2 within [***] days after the last day of each quarter in which such Sublicense Income is due and payable to Licensee.

            3.4.3. Except as otherwise expressly provided herein, all other payments due to AgraQuest pursuant to the terms and conditions of this Agreement shall be due and payable within [***] after receipt of a proper invoice therefor from AgraQuest. Any sums not paid when due, including amounts determined to be due under Section 3.6, shall automatically accrue interest from the date when due until actually paid at a rate of [***].

            3.4.4. All payments made by Licensee under this Agreement shall be made in United States dollars, and such payments shall be made by check or wire transfer to one or more bank accounts to be designated in writing by AgraQuest. In the event that Licensed Products are sold in currencies other than United States dollars, Net Revenues shall be calculated by Licensee by conversion of foreign currency to U.S. dollars at the conversion rate existing in the United States (referencing the "U.S. dollar noon buying rates", or its equivalent, published in the Wall Street Journal) on the last working day of each period during which royalties are calculated, net of applicable exchange related charges, or otherwise in accordance with generally accepted accounting principles consistently applied.

     3.5. Taxes. Licensee shall pay, and shall indemnify and hold AgraQuest harmless from, all taxes, duties and levies directly imposed by all foreign, federal, state, local or other taxing authorities (including, without limitation, export, sales, use, excise, and value-added taxes) based on the transactions or payments under this Agreement, other than taxes imposed or based on AgraQuest's net income. All amounts payable hereunder by Licensee shall be paid without deduction or withholding for or on account of any present or future tax, levy, impost, fee, assessment, deduction or charge by any taxing authority. Notwithstanding the foregoing, if Licensee is required by law to deduct or withhold any taxes, levies, imposts, fees, assessments, deductions or charges from or in respect of any amounts payable hereunder to AgraQuest, (a) Licensee shall pay the relevant taxation authority the minimum amounts necessary to comply with the applicable law, (b) Licensee shall make such payment prior to the date on which interest or penalty is attached thereto, and (c) the amounts payable by Licensee to AgraQuest under this Agreement shall be increased as may be necessary so that, after Licensee makes all required deductions or

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

withholdings, AgraQuest shall receive amounts equal to the amounts it would have received had no such deductions or withholdings been required.

     3.6. Inspection of Books and Records. Licensee shall maintain, and require its Sublicensees to maintain, complete and accurate books and records which enable the calculation of royalties and other payments payable hereunder to be verified. Licensee and its Sublicensees shall retain such books and records for each quarterly period for ten (10) years after the submission of the corresponding report under this Section 3.6. Upon two weeks prior notice to Licensee, AgraQuest or independent accountants selected by AgraQuest may have access to such books and records to conduct a review or audit no more than twice per calendar year at AgraQuest's discretion, for the sole purpose of verifying the accuracy of Licensee's payments, any Sublicensees' payments and Licensee's compliance with this Agreement. Such access shall be permitted during Licensee's normal business hours during the term of this Agreement and for three (3) years after the expiration or termination of this Agreement. In the event of any underpayment, Licensee shall promptly pay to AgraQuest the difference between the amount actually paid by Licensee and the amount determined to be owing under this Section 3.6. Any such inspection or audit shall be at AgraQuest's expense, unless the inspection or audit results in a determination that Licensee's payment obligations to AgraQuest have been understated, or that Licensee's payments have been underpaid, by more than five percent (5%) of the amount actually paid by Licensee for the period examined, in which case Licensee shall pay all reasonable costs and expenses incurred by AgraQuest in the course of making such determination, including the fees and expenses of such accountant.

4.   DUE DILIGENCE

     4.1. Development Reports. Licensee shall deliver to AgraQuest, within [***] following the Effective Date, a written report setting forth in reasonable detail (a) the identity of all Licensed Products or prototype products in research or manufacturing, (b) the stage of development for each such Licensed Product or prototype licensed and (c) the partnership or collaboration status, if any, of Licensee's efforts in connection with such Licensed Products.

     4.2. Efforts. Licensee agrees to [***] develop and commercialize Licensed Products and to obtain such approvals as may be necessary for the sale of Licensed Products in the United States and in other major countries. Licensee may conduct such activities itself or through third parties. Without limiting and in addition to the foregoing, to satisfy its diligence obligations under this Article 4, Licensee must (a) provide written reports to AgraQuest in accordance with Section 4.1 and (b) upon AgraQuest's written and reasonable request, demonstrate to AgraQuest's satisfaction that it is proceeding with a Licensed Product in a manner consistent with moving such. If AgraQuest determines that Licensee is not making suitable progress towards commercialization of Licensed Products, AgraQuest shall have the right in its sole discretion to terminate this Agreement pursuant to Section 9.2.

5.   IMPROVEMENTS AND JOINT INVENTIONS.

     5.1. Disclosure. As soon as reasonably possible, either upon creation, development of an Improvement or conception or reduction to practice of a Joint Invention, as the case may be, each party shall disclose the same in writing to the other. All such disclosures shall be maintained in confidence by the receiving party.

     5.2.   Improvements.

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

             5.2.1. In the event that AgraQuest develops or creates Improvements, and subject to the terms and conditions of this Agreement, [***].

             5.2.2. In the event that Licensee develops or creates Improvements, and subject to the terms and conditions of this Agreement, Licensee agrees to grant and hereby grants to AgraQuest a worldwide, royalty-free, sublicensable, non-cancellable, exclusive right and license, under Licensee's right, title and interest to and under the Improvements to make, use, sell, distribute, offer to sell, import and export such Improvements (and to have such rights exercised on AgraQuest's behalf by third parties) outside the Field.

     5.3.    Patent Prosecution.

             5.3.1. AgraQuest shall have the initial right but not the obligation to file, prosecute and maintain all patents, patent applications and inventors' certificates claiming or covering Joint Inventions (the "Joint Patents"). In the event that AgraQuest elects to file, prosecute and maintain a Joint Patent, (a) Licensee agrees to assign and hereby assigns to AgraQuest all of it right, title and interest in and to such Joint Patent and (b) AgraQuest agrees that such Joint Patent shall be included in the license granted under
Section 2.1 herein. AgraQuest shall add such Joint Patent to Exhibit A attached hereto. AgraQuest shall provide Licensee with all material documentation and correspondence from, sent to or filed with patent offices regarding such Joint Patents and with a reasonable opportunity to review and comment upon all filings with such patent offices in advance. [***]. All expenses to be paid or reimbursed by Licensee pursuant to this Section 5.3.1 shall be obligations that are separate and apart from other payment obligations described in this Agreement and shall be invoiced and paid separately.

             5.3.2. In the event that AgraQuest elects to not to file, prosecute and maintain a Joint Patent, or thereafter elects not to continue prosecution of any such patent application, or elects not to maintain any patent that may issue therefrom Licensee shall have the right but not the obligation, at Licensee's option and expense, to file for and prosecute such patent application and maintain such patent. In such event, (a) AgraQuest agrees to assign and hereby assigns to AgraQuest all of it right, title and interest in and to such Joint Patent and (b) Licensee agrees to grant and hereby grants to AgraQuest an exclusive, royalty-free, non-cancellable, worldwide license in, to and under Licensee's right, title and interest to such Joint Patent outside the Field, it being understood that Licensee retains exclusively all rights under such Joint Patent within the Field. Licensee shall provide AgraQuest with all material documentation and correspondence from, sent to or filed with patent offices regarding such Joint Patents and with a reasonable opportunity to review and comment upon all filings with such patent offices in advance. [***].

     5.4. Cooperation. Each party will cooperate with the other party to execute all lawful papers and instruments and to make all rightful oaths and declarations as may be necessary in the preparation and prosecution of all patents and other filings referred to in this Article 5.

6.   PATENT MAINTENANCE AND ENFORCEMENT

     6.1.    Patent Enforcement.

             6.1.1. If either party hereto becomes aware that any Licensed Patents or Joint Patents are being or have been infringed by any third party in the Field, such party shall promptly notify the other party hereto in writing describing the facts relating thereto in reasonable detail. AgraQuest shall have the

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

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initial right, but not the obligation, as to Licensee to institute, prosecute and control any action, suit or proceeding (an "Action") with respect to such infringement in the Field, including any declaratory judgment action, at its expense, using counsel of its choice and Licensee shall cooperate reasonably with AgraQuest, at AgraQuest's request, in connection with any such Action. [***].

             6.1.2. In the event AgraQuest fails to initiate any Action involving the Licensed Patents or Joint Patents within [***] of receiving notice of any commercially significant infringement, Licensee shall have the right, but not the obligation, to initiate and/or maintain such Action at its expense, and AgraQuest shall cooperate reasonably with Licensee, at Licensee's request, in connection with any such Action. [***].

             6.1.3. If Licensee initiates and maintains an infringement action on AgraQuest's behalf pursuant to Section 6.1.2 with respect to the infringement of any Licensed Patents or Joint Patents, Licensee' reasonable and customary expenses for such action (including attorneys' fees and expert fees) shall be [***].

             6.1.4. If Licensee initiates and maintains an infringement action on AgraQuest's behalf pursuant to Section 6.1.2, and subsequently decides to abandon such an action other than pursuant to a settlement with the alleged infringer, Licensee shall give AgraQuest timely notice so that AgraQuest or its licensor may, at its option and if it so desires, continue such action.

     6.2. Cooperation. In any Action, the parties shall provide each other with reasonable cooperation and assistance, including agreeing to be named as a party to such Action, and, upon the request and at the expense of the party bringing such Action, the other party shall make available, at reasonable times and under appropriate conditions, all relevant personnel, records, papers, information, samples, specimens, and the like in its possession. Notwithstanding any other provision of this Article 6, neither party shall make any settlements of any suit, proceeding or action relating to an infringement of any Licensed Patents in the Field or Joint Patents that would materially and adversely affect the other party or the rights and licenses granted hereunder without first obtaining such other party's prior written consent, such consent not to be unreasonably withheld or delayed.

7.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     7.1. Representations, Warranties and Covenants of AgraQuest. AgraQuest represents and warrants that, as of the Effective Date:

             7.1.1. AgraQuest is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation;

             7.1.2. AgraQuest has the right and authority to grant the rights and licenses granted to Licensee under this Agreement;

             7.1.3. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of AgraQuest.

     7.2. Representations, Warranties and Covenants of Licensee. Licensee represents, warrants and covenants that, as of the Effective Date:

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

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             7.2.1.  Licensee is a corporation, duly organized validly existing and in good standing under the laws of its state of incorporation;

             7.2.2. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Licensee; and

             7.2.3. Licensee will not practice any of the rights in, to or under the Licensed Patents or Joint Patents outside of the Field.

     7.3. Nothing in this Agreement shall be construed as conferring, by implication, estoppel or otherwise, any license or rights under any patents of AgraQuest other than the Licensed Patents, regardless of whether such patents are dominant or subordinate to the Licensed Patents.

     7.4. Disclaimer. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT AND ANY WARRANTY ARISING OUT OF PRIOR COURSE OF DEALING AND USAGE OF TRADE.

8.   INDEMNIFICATION

     8.1. Indemnity. Licensee shall indemnify, defend and hold harmless AgraQuest and its directors, officers, employees, agents and consultants (each an "Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from or arising out of a claim, suit or proceeding brought by a third party against an Indemnitee for personal injury, death, product liability or property damage arising out of or related to the manufacture, use, or sale of Licensed Products except to the extent such claim is caused by the gross negligence or willful misconduct of AgraQuest.

     8.2. Procedure. For purposes of Section 8.1, the Indemnitee shall give prompt written notice to Licensee of any claims, suits or proceedings by third parties which may give rise to any claim for which indemnification may be required under this Article 8. Licensee shall be entitled to assume the defense and control of any such claim at its own cost and expense; provided, however, that the Indemnitee shall have the right to be represented by its own counsel at its own cost in such matters. Neither Licensee nor the Indemnitee shall settle or dispose of any such matter in any manner which would adversely affect the rights or interests of the other party (including the obligation to indemnify hereunder) without the prior written consent of the other party, which shall not be unreasonably withheld or delayed. Each party shall reasonably cooperate with the other party and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses.

9.   TERM AND TERMINATION

     9.1. Term. The term of this Agreement shall commence on the Effective Date and continue in full force and effect until expiration or termination of Licensee' royalty payment obligations as

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

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specified under Section 3.1, unless and until terminated at an earlier date in accordance with Section 9.2 below.

     9.2. Termination for Cause. If either party materially breaches any term or condition of this Agreement, including without limitation Sections 4.2 and
7.2 and the failure of Licensee to meet the minimum royalty payment of [***], the other party may notify the breaching party in writing of such breach, setting forth the nature of the breach in reasonable detail. [***].

     9.3. Effect of Termination; Survival. Section 9.3 and Articles 3 (to the extent provided therein), 7 (to the extent provided therein), 8, 9, 10 and 11 shall survive expiration or termination of this Agreement. [***]. All other provisions of this Agreement shall be of no further force and effect upon such expiration or termination of this Agreement. Notwithstanding the foregoing, expiration or termination of this Agreement shall not release either party from any obligation that has accrued prior to such expiration or termination, including without limitation any obligation to pay any amount which became due and payable under the terms and conditions of this Agreement prior to such expiration or termination.

10.  CONFIDENTIAL INFORMATION

     10.1. Confidentiality. In connection with this Agreement, the parties will provide to each other Confidential Information, including but not limited to each party's know-how, invention disclosures, proprietary materials and/or technologies, economic information, business or research strategies, trade secrets and material embodiments thereof. As used herein, "Confidential Information" means any information of a confidential or proprietary nature disclosed by a party to this Agreement to the other party in written or oral form.

     10.2. Confidentiality and Non-Use. The recipient of a disclosing party's Confidential Information shall maintain such Confidential Information in confidence, and shall disclose such Confidential Information only to those of its employees, agents, consultants, sublicensees, attorney's, accountants and advisors who have a reasonable need to know such Confidential Information and who are bound by obligations of confidentiality and non-use no less restrictive then those set forth herein. The recipient of the disclosing party's Confidential Information shall use such Confidential Information solely to exercise its rights and perform its obligations under this Agreement (including, without limitation, the right to use and disclose such Confidential Information in regulatory applications and filings), unless otherwise mutually agreed in writing. The recipient of the other party's Confidential Information shall take the same degree of care that it uses to protect its own confidential and proprietary information of a similar nature and importance (but in any event no less than reasonable care).

     10.3. Exclusions. Confidential Information shall not include information that: (a) is in the recipient's possession prior to receipt from the disclosing party as demonstrated by contemporaneous documentation; (b) is or becomes, through no fault of the recipient, publicly known; (c) is furnished to the recipient by a third party without breach of a duty to the disclosing party; (d) is independently developed by the recipient without use of, application of or reference to the disclosing party's Confidential Information as demonstrated by contemporaneous documentation.

     10.4. Legal Disclosures. It shall not be a violation of this Article 10 to disclose Confidential Information required to be disclosed under applicable law, but such disclosure shall be only for the sole purpose of and solely to the extent required by such law, and provided that the recipient, to the extent possible, shall give the disclosing party prior written notice of the proposed disclosure and cooperate fully

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

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with the disclosing party to minimize the scope of any such required disclosure, to the extent possible and in accordance with applicable law.

     10.5. Termination. All obligations of confidentiality and non-use imposed under this Article 10 shall expire three (3) years after the termination of this Agreement.

11.  MISCELLANEOUS

     11.1. Use of Name. Licensee agrees that it shall not use the name of the AgraQuest in any advertising or publicity material, or make any form of representation or statement which would constitute an express or implied endorsement by AgraQuest of any Licensed Product, and that it shall not authorize others to do so, without first having obtained written approval from AgraQuest, except as may be required by governmental law, rule or regulation.

     11.2. Press Releases. The parties may agree to issue a joint press release upon execution of this Agreement or as promptly as practicable thereafter. The content of any such joint press release will be agreed upon by both parties.

     11.3. Marking Requirement. Licensee agrees to mark the appropriate patent number or numbers on all Licensed Products made or Sold in accordance with all applicable governmental laws, rules and regulations to the extent reasonably possible, and to require its Sublicensees to do the same.

     11.4. Governing Law. This Agreement shall be governed by, and construed and interpreted, in accordance with the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

     11.5. Export Regulations. Licensee agrees that this Agreement is subject in all respects to the laws and regulations of the United States of America, including the Export Administration Act of 1979, as amended, and any regulations thereunder.

     11.6. Limitation of Liability. EXCEPT WITH RESPECT TO EACH PARTY'S INDEMNITY OBLIGATIONS UNDER ARTICLE 8 AND CONFIDENTIALITY OBLIGATIONS UNDER
ARTICLE 11, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     11.7. Arbitration. All disputes arising between the parties under this Agreement will be settled by arbitration conducted in the English language in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. Any arbitration proceeding instituted under this Agreement will be brought in a mutually agreeable neutral territory. Any award rendered by the arbitrators will be final and binding upon the parties hereto. Judgment upon the award may be entered in any court of record of competent jurisdiction. Each party will pay its own expenses of arbitration and the expenses of the arbitrators will be equally shared unless the arbitrators assess as part of their award all or any part of the arbitration expenses of one party (including reasonable attorneys'
fees) against the other party.   Each party irrevocably and unconditionally
consents to the jurisdiction of any

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

such proceeding and waives any objection that it may have to personal jurisdiction or the laying of venue of any such proceeding.

     11.8. Force Majeure. Neither party shall be held responsible for any delay or failure in performance (with the exception of the payment of money) hereunder to the extent caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such party's control and without such party's fault or negligence; provided that the affected party notifies the unaffected party as soon as reasonably possible, and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event.

     11.9. Independent Contractors. The relationship of AgraQuest and Licensee established by this Agreement is that of independent contractors. Nothing in this Agreement shall be constructed to create any other relationship between AgraQuest and Licensee. Neither party shall have any right, power or authority to bind the other or assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

     11.10. Assignment. The parties agree that their rights and obligations under this Agreement may not be transferred or assigned to a third party without the prior written consent of the other party hereto. Notwithstanding the foregoing, a party may transfer or assign its rights and obligations under this Agreement, without consent, to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. Any assignment not in conformance with this Section 12.10 shall be null, void and of no legal effect.

     11.11. Notices. Any notice, report, communication or consent required or permitted by this Agreement shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by a nationally recognized courier, or (c) via confirmed facsimile or telecopy, followed within five (5) days by a copy mailed in the preceding manner, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

            If to AgraQuest:           AgraQuest, Inc.
                                       1530 Drew Avenue
                                       Davis, CA 95616
                                       Attn: Dr. Pamela G. Marrone
                                       Main: (530) 750-0150
                                       Facsimile: (530) 750-0153

            If to License e:           Dragoco, Inc.
                                       One Gordon Drive
                                       Totowa, New Jersey 07512
                                       Attn: Klaus Stanzl, Ph.D
                                       Facsimile: _____________

     11.12. Modification; Waiver. This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties. The failure of a party to enforce any rights or provisions of the Agreement shall not be construed to be a waiver of such rights or provisions, or a waiver by such [***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

party to thereafter enforce such rights or provision or any other rights or provisions hereunder. No waiver shall be effective unless made in writing and signed by the waiving party.


     11.13. Severability. If any provision of any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement; provided that no such reformation or striking shall be effective if the result materially changes the economic benefit of this Agreement to either AgraQuest or Licensee. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be void, invalid or unenforceable, and reformation or striking of such provision would materially change the economic benefit of this Agreement to either AgraQuest or Licensee, AgraQuest and Licensee shall modify such provision in accordance with this Section 11.13 to obtain a legal, valid and enforceable provision and provide an economic benefit to AgraQuest and Licensee that most nearly effects AgraQuest's and Licensee' intent on entering into this Agreement.

     11.14. Entire Agreement. The parties hereto acknowledge that this Agreement, together with the exhibits attached hereto, set forth the entire agreement and understanding of the parties as to the subject matter hereto, and supersedes all prior and contemporaneous discussions, agreements and writings in respect hereto.

     11.15. Headings. The article, section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the articles, sections or paragraphs to which such headings apply.

     11.16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

     IN WITNESS WHEREOF, AgraQuest and Licensee have executed this Agreement by their respective duly authorized representatives.

AgraQuest, Inc.                         DragocoGerberding & Co.AG
 ("AgraQuest")                           ("Licensee")


By:    /s/ Pam Marrone                  By:    /s/ Klaus Stanzl
       ---------------------------             --------------------------
Name:  Pam Marrone                      Name:  Klaus Stanzl
       ---------------------------             --------------------------
Title: President, CEO                   Title: Corp. Vice President
       ---------------------------             --------------------------
       8/20/01                                 Head of Cosmetics Division
       Aug. 20, 2001                           Worldwide

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.

                                   Exhibit A

                               Licensed Patents
                               ----------------

[***]
[***]
[***]
[***]
[***]

[***] Confidential information has beem omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R (S) 230.406.